Exhibit 99.1

ThermoEnergy Completes Acquisition of CASTion Corporation

LITTLE ROCK, Arkansas - July 2, 2007 - ThermoEnergy Corporation (“ThermoEnergy”, OTCBB - TMEN) today completed the previously-announced acquisition of CASTion Corporation (“CASTion”), an award winning supplier of wastewater treatment and chemistry recovery systems. Headquartered in Worcester, MA. CASTion is currently one of the prime subcontractors to ThermoEnergy for the assembly and installation of the Company’s $11.5 million New York City ARP project located at the City’s 26th Ward Water Pollution Control Plant.

In today’s transaction, ThermoEnergy acquired shares representing 90.3% of the outstanding equity securities of CASTion from a group of private investors. ThermoEnergy intends to acquire the remaining CASTion shares before the end of the summer. CASTion will be operated as a subsidiary of ThermoEnergy, retaining its name and well established market reputation.

“The acquisition of CASTion represents a major milestone for the Company,” said Dennis C. Cossey, Chairman and CEO of ThermoEnergy Corporation. “For the first time ThermoEnergy can now design, build, install and operate its wastewater treatment systems independently,” added Cossey, “which greatly increases the Company’s leverage in negotiating potential joint ventures or partnerships with larger corporations.” The combination of the two companies is expected to result in significant economic and process advantages over conventional technologies within the rapidly developing nitrogen/ammonia removal market.

“This acquisition serves a dual purpose for the Company - it is both a strategic market move as well as a growth vehicle for the combined companies” said Andrew T. Melton, CFO of ThermoEnergy. Mr. Melton further stated that no personnel changes were expected as additional employees will be needed to accomplish management’s goals. “The post-acquisition entity will not only be stronger financially, but possess the necessary range of professional skills, experience, and technologies to allow ThermoEnergy to successfully compete both in U.S. and global wastewater markets, while growing revenues significantly,” added Melton.

ThermoEnergy’s engineering laboratory facilities located in Hudson, MA, will be integrated into CASTion’s Bench Scale Test Laboratory located within its manufacturing facilities in Worcester. Jeffrey L. Powell will continue as CEO and President of CASTion and, in addition, will join the ThermoEnergy management team as Executive Vice President of ThermoEnergy’s Water Division.

“There are significant synergies that exist between CASTion and ThermoEnergy, and the combination of the two companies presents a unique opportunity for the customers, employees and shareholders of both companies,” said Jeff Powell. “We have worked closely with ThermoEnergy over the last two years and are excited about joining the ThermoEnergy family,” stated Mr. Powell.

As consideration for the acquisition, ThermoEnergy issued 4,588,008 shares of restricted common stock, executed $3,353,126.62 of convertible notes and granted warrants to acquire 4,569,925 shares of restricted common stock. ThermoEnergy also paid off $2,000,000 in CASTion debt at closing. Additional information can be found in the Form 8-K to be filed with the Securities and Exchange Commission.

About CASTion
CASTion is a 23-year old award winning company, with offices in Massachusetts, Florida, Louisiana, Ohio and California, that provides customized turnkey systems for industrial wastewater treatment. CASTion offers a comprehensive range of products and services including vacuum distillation, evaporators, reverse osmosis, ion exchange, oil/water separators, water use reduction and other water management services. CASTion has successful installations in the U.S., Canada, Mexico and Japan. CASTion’s customer base includes the military, power generation, mining, food processing, beverage, automotive, chemical process, refining, micro-electronics, municipal, heavy manufacturing, textile and semi-conductor industries. Its client list includes many Fortune 100 companies. Additional information on the CASTion can be found on its website at www.castion.com.

About ThermoEnergy
Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The economic and environmental matrix of the Company’s technologies represents a significant advancement in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE “FORWARD LOOKING” STATEMENTS, USUALLY CONTAINING THE WORD “BELIEVE”, “ESTIMATE”, “PROJECT”, “EXPECT” OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY’S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY’S PERIDOIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contact:	Andrew T. Melton, CFO
KEY WORDS:	(501) 376-6477 Tel (501) 375-5249 Fax Arkansas, New York, Massachusetts, Wastewater Treatment